Exhibit 4.60

EXECUTION VERSION

THIRD AMENDMENT

TO SECURITY AGREEMENT

This THIRD AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), dated as of June 30, 2009, among XM Satellite Radio Inc., a Delaware corporation (“Company”), XM Satellite Radio Holdings Inc., a Delaware corporation, (“Holdings”), XM Equipment Leasing LLC, a Delaware limited liability company (“XM Leasing Subsidiary”), XM Radio Inc., a Delaware corporation (“XM Radio”), XM EMall Inc., a Delaware corporation (“XM EMall”), XM Innovations Inc., a Delaware corporation (“XM Innovations”), XM Capital Resources Inc., a Delaware corporation (“XM Capital Resources”), Effanel Music, Inc., a New York corporation (“Effanel”, and, together with XM Radio, XM EMall, XM Innovations, and XM Capital Resources, the “Additional Subsidiaries”) and U.S. Bank National Association (as successor in interest to JPMorgan Chase Bank, N.A., the successor in interest to The Bank of New York), acting as collateral agent (“Collateral Agent”).

WITNESSETH

WHEREAS, Company, Holdings, XM Leasing Subsidiary, the Additional Subsidiaries and Collateral Agent are parties to that certain Security Agreement, dated as of January 28, 2003, as amended by the First Amendment to Security Agreement, dated as of June 12, 2003, and as further amended by the Second Amendment to Security Agreement, dated as of March 6, 2009 (as amended by this Amendment, the “Security Agreement”);

WHEREAS, Company, Holdings, XM Leasing Subsidiary, the Additional Subsidiaries and Collateral Agent have agreed to amend the Security Agreement as set forth herein; and

WHEREAS, Collateral Agent has been instructed and authorized by the Required Secured Parties under the Intercreditor Agreement to enter into this Amendment;

NOW, THEREFORE, subject to the terms and conditions set forth below, it is agreed:

SECTION 1. Definitions. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Security Agreement.

SECTION 2. Amendments to Security Agreement.

(a) The definition of “Acting Secured Parties” set forth in Section 1.1 of the Security Agreement is hereby amended and restated as follows:

“Acting Secured Parties” shall mean, as of any date of determination, the Secured Parties holding more than 20% of the sum of (a) the unpaid principal amount owing under the Convertible Notes, and (b) the unpaid principal amount owing under the Additional Debt (if any), or, if such debt is issued at a discount, the unpaid accreted value of such Additional Debt.

(b) The definition of “Collateral Agent” set forth in Section 1.1 of the Security Agreement is hereby amended and restated as follows:

“Collateral Agent” shall mean U.S. Bank National Association (as successor in interest to JPMorgan Chase Bank, N.A., the successor in interest to The Bank of New York), acting as collateral agent.

(c) Section 1.2 of the Security Agreement is hereby amended and restated as follows:

“All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Intercreditor Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC. For the avoidance of doubt, all notices, requests, directions demands or other forms of communications delivered to the Collateral Agent pursuant to this Agreement shall be in writing.

(d) Section 4.4(b) of the Security Agreement is hereby amended and restated as follows:

“(b) If requested by the Collateral Agent in writing (such request to be given at the written direction of the Acting Secured Parties), each Grantor shall use commercially reasonable efforts (which shall be deemed to not include any obligation to pay money to any third party other than reasonable attorney’s fees and expenses of the third party or other de minimus payments) to obtain authenticated control agreements from each issuer of uncertificated Securities, securities intermediary, or commodities intermediary issuing or holding any Material Financial Assets for the account of such Grantor.”.

(c) Section 4.4(c) of the Security Agreement is hereby amended and restated as follows:

“(c) If requested by the Collateral Agent in writing (such request to be given at the written direction of the Acting Secured Parties), each Grantor shall use commercially reasonable efforts (which shall include customary fees charged by third parties that act as intermediaries but shall not be deemed to include any obligation to pay money to any third party other than reasonable attorney’s fees and expenses of the third party or other de minimus payments) to obtain a control agreement with each bank or financial institution holding a Material Deposit Account for such Grantor, which agreement shall be in form and substance reasonably satisfactory to the Collateral Agent.”.

SECTION 3. Reaffirmation.

(a) Each of Holdings, Company, XM Leasing Subsidiary and the Additional Subsidiaries hereby agrees and confirms, both before and after giving effect to this Amendment, that it is bound by the Security Agreement and all of the Collateral described therein does and shall continue to secure the payment of all Obligations under that certain [__] Senior Secured Notes Indenture, dated as of the date hereof, among the Company, Holdings, their respective subsidiaries from time to time party thereto and U.S. Bank National Association, as trustee

(including without limitation, the notes issued from time to time thereunder (the “Indenture”)). Each of Holdings, Company and their respective subsidiaries from time to time party to the Security Agreement hereby reaffirms its grant of a security interest in the Collateral to Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Secured Obligations (including without limitation, the Obligations in respect of the Indenture and the notes issued thereunder). The Security Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Each of Holdings, Company and their respective subsidiaries from time to time party to the Security Agreement hereby certifies that the representations and warranties set forth in Section 4 of the Security Agreement are true and correct as of the date hereof.

(b) Company hereby agrees and confirms, both before and after giving effect to this Amendment, that it is bound by the Amended and Restated Security Agreement, dated as of January 28, 2003, between Company and Collateral Agent (the “FCC License Subsidiary Pledge Agreement”) and all of the Collateral (as defined in the FCC License Subsidiary Pledge Agreement) does and shall continue to secure the payment of all Secured Obligations (as defined in the FCC License Subsidiary Pledge Agreement) (including without limitation, Obligations in respect of the Indenture and the notes issued thereunder). Company hereby reaffirms its grant of a security interest in the Collateral (as defined in the FCC License Subsidiary Pledge Agreement) to Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Secured Obligations (as defined in the FCC License Subsidiary Pledge Agreement) (including without limitation, Obligations in respect of the Indenture and the notes issued thereunder). The FCC License Subsidiary Pledge Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Company hereby certifies that the representations and warranties set forth in Section 5 of the FCC License Subsidiary Pledge Agreement are true and correct as of the date hereof.

SECTION 4. Miscellaneous.

(a) This Amendment shall be effective on the date hereof.

(b) This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Security Agreement.

(c) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(d) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(e) From and after the date hereof, all references in the Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Security Agreement shall be deemed to be references to the Security Agreement as modified hereby.

[Signature page follows]

IN WITNESS WHEREOF, Holdings, Company, XM Leasing Subsidiary and Collateral Agent have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

XM SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Secretary

XM SATELLITE RADIO HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Secretary

XM EQUIPMENT LEASING LLC

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Secretary

XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Secretary

XM EMALL INC.

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Secretary

XM INNOVATIONS INC.

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Secretary

XM CAPITAL RESOURCES INC.

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Secretary

EFFANEL MUSIC, INC.

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION (as successor in interest to JPMorgan Chase Bank, N.A., successor in interest to The Bank of New York), as Collateral Agent

By:	/s/ Thomas E. Tabor
Name:	Thomas E. Tabor
Title:	Vice President